Exhibit 10.11

     CONFIDENTIAL TREATMENT HAS BEEN
     REQUESTED FOR PORTIONS OF THIS EXHIBIT,
     WHICH PORTIONS HAVE BEEN OMITTED FROM
     THE ATTACHED EXHIBIT AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION.
     THE OMITTED PORTIONS HAVE BEEN REPLACED BY AN
     X ENCLOSED BY BRACKETS ([X]).


                                   AMENDMENT NO. 4
                                         TO
                          PATENT CROSS LICENSING AGREEMENT
                                       BETWEEN
                                   MOTOROLA, INC.
                                         AND
                                    TELULAR, INC.
                              EFFECTIVE MARCH 23, 1990,
                                    As amended by
                              AMENDMENT NOS. 1, 2 and 3


               This Amendment No. 4 is made as of the date of the last to sign below (Amendment No. 4 Execution Date), to the above-captioned Licensing Agreement between MOTOROLA, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, having its principal place of business at 1303 E. Algonquin Road, Schaumburg, Illinois 60196
          (hereinafter  MOTOROLA)   and   TELULAR,  INC.,   an   Illinois
          corporation having its principal place of business at 647 North Lakeview, Vernon Hills, Illinois 60061 (hereinafter TELULAR).

               WHEREAS, MOTOROLA and TELULAR wish to amend the above-captioned Patent Cross-Licensing Agreement in order to amend definitions therein and to remove restrictions against MOTOROLA with respect to selling certain products in certain countries.

               NOW, THEREFORE, MOTOROLA and TELULAR agree to amend the Patent Cross-Licensing Agreement as follows:

          I.   Paragraph 6(b) shall be amended to read:

               6.        Licensed Product

                    (b)  Integrated  Product   or   Integrated
                         Transceiver   shall   mean   any    Cellular-Type
                         Transceiver which has a Cellular-Type Interface integrated into the circuitry of the Cellular-Type Transceiver or internally coupled thereto, and is manufactured to be contained within a cabinet or enclosure as a single unit. The Integrated Product may be removable coupled to a Booster Product;

          I.   Paragraph 7(a) shall be amended to read:

               6.        Cellular Related Devices

                    (a)  Cellular-Type Transceiver  shall  mean
                         any  cellular  type  radio-technology  transceiver
                         device   for   utilization   within   a   wireless
                         transmission network, system or technology;

          I.   Paragraph 10(a)(i) shall be amended to read:

               10(a) Geographic Area shall mean the whole world with the following exceptions:

                    (i)  The license granted  in paragraph 14  to
                         MOTOROLA shall be limited to Accessory Products and Integrated Products only in Puerto Rico, the Dominican Republic and the Bahamas. MOTOROLA shall notify its customers or distributors who purchase the Accessory Product or Integrated Product of the limitation contained in this paragraph with regards to the use of the Accessory Product or Integrated Product in a Fixed Product. The limitation contained in this paragraph shall not apply to a Fixed Product which operates on a code-division multiple access (CDMA) air-interface.

          I.   Paragraph 19(a)(ii) shall be amended to read:

               19.       Royalty

                    (a)  MOTOROLA  agrees  to  pay  TELULAR   the
                         following   percentage   royalty   calculated   on
                         MOTOROLA's net sales of each class of product as follows:

                    (i)  For each Fixed  Product leased used  for
                         commercial purpose, sold or otherwise disposed  of
                         by  MOTOROLA  under   the  Non-Exclusive   License
                         granted in paragraph 14(b)

                         a)                  [X] of Fixed Products;
                         b)                  [X] of Fixed Products; and
                         c)                  [X] of Fixed Products;
                         d)                  notwithstanding the above, [X]
                              of Fixed Products which operate on a CDMA air-interface and which MOTOROLA sells directly to third parties, without TELULAR repackaging, provided, however, that the royalty rate shall be as recited in Sections 19(a)(ii)(a) 19(a)(ii)(c) above if TELULAR duly terminates the OEM Equipment Purchase Agreement for WFAU dated April 30, 1999 based on a default under paragraph 23(b) of that Agreement;

          I. MOTOROLA and TELULAR agree that all other terms and conditions of the Patent Cross-License Agreement, as amended in Amendment Nos. 1, 2 and 3, remain the same and this Amendment No. 4 shall control any conflict between the identified paragraphs of this Amendment No. 4 and the corresponding paragraphs of the above-captioned License Agreement as previously amended.

               IN WITNESS THEREOF, MOTOROLA and TELULAR have caused this Amendment No. 4 to be signed in duplicate originals by their duly authorized representatives as of the date written beneath their respective signatures.

          MOTOROLA, INC.                     TELULAR, INC.


          By:  /s/ Daniel Coombes            By:  /s/ Robert C. Montgomery

          Name:  Daniel Coombes              Name:  Robert C. Montgomery

          Title:  SR VP and GM               Title:  Exec VP and COO

          Date:  4/30/99                     Date:  5/3/99